Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-86168) pertaining to the WatchGuard Technologies, Inc. Rapidstream, Inc. 1998 Stock Option Plan

2.	Registration Statement (Form S-8 No. 333-84081) pertaining to the WatchGuard Technologies, Inc. 1999 Employee Stock Purchase Plan and the WatchGuard Technologies, Inc. 1996 Stock Incentive Compensation Plan

3.	Registration Statements (Form S-8 No. 333-43562 and Form S-8 No. 333-62742) both pertaining to the 2000 Stock Option Plan

4.	Registration Statement (Form S-8 No. 333-51196) pertaining to the 2000 Qiave Stock Option Plan of our reports dated March 24, 2005 with respect to the consolidated financial statements and schedule of WatchGuard Technologies, Inc., WatchGuard Technologies, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of WatchGuard Technologies, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Seattle, Washington

March 29, 2005